UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2005

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

State or Other Jurisdiction of Incorporation

0-25366	86-0723400
(Commission	(IRS Employer
File No.)	Identification Number)

1338 Plantation Road

Roanoke, Virginia     24012

(Address of Principal Executive Offices) (Zip Code)

(540) 345-3195

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c) )

Form 8-K

Item 2.02.        Results of Operations and Financial Condition

                Attached as Exhibit 99.1 and incorporated herein by this reference is a press release of Western Sizzlin Corporation dated November 14, 2005 describing the Company’s financial results for the three and nine months ended September 30, 2005.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                In connection with the funding of Great American Partners-I, LLC (GAP-I), its joint venture with W&K Foods, LLC, to operate a “Wood Grill by Western Sizzlin” restaurant in Harrisonburg, Virginia, the Company on October 19, 2005, agreed to unconditionally guarantee up to 50% of the principal amount plus interest and fees of loans to GAP-I by Union Bank & Trust Company.  It has not yet been finally determined whether this constitutes an off-balance sheet arrangement within the meaning of Item 303(a)(4)(ii) of Regulation S-K.  However, in an overabundance of caution, the Company is here providing the disclosure required in the event it is determined to constitute such an arrangement.  The loans are in the aggregate principal amount of $3.05 million, and bear interest at the rate of 6.85% per annum (as adjusted after November 1, 2010).  The Company’s obligation under the arrangement is as an unconditional guarantor of up to $1,525,000 in principal, plus accrued interest, costs, expenses and attorney’s fees incurred by the bank in any collection efforts and preservation of its security.

Item 9.01.        Financial Statements and Exhibits

(c)     Exhibits.

                99.1  Press Release dated November 14, 2005 disclosing the Company’s financial results for the three and nine months ended September 30, 2005.

                The foregoing information, including Exhibit 99.1 attached to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

Date: November 14, 2005	By:	/s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Chief Financial Officer Officer

Exhibit Index

Description

Exhibit No. 99.1	Western Sizzlin Corporation Press Release dated November 14, 2005.